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                                                                  EXHIBIT 5



                                March 10, 2000





CNBC Bancorp
100 East Wilson Bridge Road
Suite 100
Worthington, Ohio 43085


Gentlemen:

        Reference is made to your Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 10, 2000 with respect to 31,829 shares of Common Stock to be offered pursuant to the CNBC Bancorp 1999 Stock Option Plan and 168,171 shares of Common Stock to be offered pursuant to the CNBC Bancorp 1996 Non-Qualified Stock Option Plan (collectively, the "Plans"). We are familiar with the Plans, and we have examined such documents and certificates and considered such matters of law as we deemed necessary for the purpose of this opinion.

        Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered pursuant to the Plans, when issued in accordance with the provisions of the Plans, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Respectfully submitted,


                                        Squire, Sanders & Dempsey L.L.P.